invitation homes™

Atlanta

Southern California

Phoenix

EARNINGS RELEASE

AND

SUPPLEMENTAL INFORMATION

Seattle

South Florida

Orlando

THIRD QUARTER 2019

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Third Quarter 2019 Results
Dallas, TX, October 29, 2019 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family rental homes in the United States, today announced its third quarter 2019 financial and operating results.

Third Quarter 2019 Highlights

•
Year over year, total revenues increased 2.1% to $443 million, total property operating and maintenance expenses increased 3.2% to $175 million, and net income attributable to common stockholders increased to $34 million, or $0.06 per share.

•
Core FFO per share was $0.29, flat year over year, and AFFO per share increased 3.1% year over year to $0.23. Included in these numbers is the negative timing impact of $3.5 million of accelerated cost within Other, net, that is expected to be offset by corresponding favorable timing impacts over the next two quarters.

•	Same Store NOI grew 4.5% year over year on 4.4% Same Store Core revenue growth and 4.3% Same Store Core operating expense growth.

•	Same Store average occupancy was 95.9%, up 40 basis points year over year.

•	Same Store renewal rent growth of 4.7% and Same Store new lease rent growth of 4.3% drove Same Store blended rent growth of 4.6%, 30 basis points higher year over year.

•
In September 2019, affiliates of Blackstone completed a secondary offering of 44 million shares of Invitation Homes common stock. Invitation Homes did not receive any proceeds from the transaction. After the transaction, Blackstone's ownership decreased to approximately 11% of total common shares and units outstanding at September 30, 2019.

President & Chief Executive Officer Dallas Tanner comments: "We executed well to achieve another outstanding quarter of resident service and Same Store NOI growth, in line with our expectations. Favorable fundamentals in Invitation Homes markets helped our teams drive robust revenue growth during peak leasing season, and we executed our playbook to enter the off-season in a strong occupancy position. Operating efficiency also continues to improve, with controllable expenses, net of resident recoveries, decreasing slightly year-over-year in the third quarter.

"Given our strong year-to-date performance, we are increasing our FY 2019 Same Store NOI growth guidance to 5.2% - 5.6%, up 15 basis points at the midpoint versus previous guidance. With fundamental tailwinds at our back and a number of opportunities to refine and grow our business, we are ready to run toward a strong finish to 2019 and further value creation in the years ahead."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Net income (loss) (1)	$0.06	$—	$0.18	$(0.06)
FFO (1)	0.27	0.23	0.81	0.70
Core FFO (2)	0.29	0.29	0.93	0.87
AFFO (2)	0.23	0.22	0.75	0.70

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 3.0% Convertible Notes due July 1, 2019 ("2019 Convertible Notes") were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. In YTD 2019, the 2019 Convertible Notes were outstanding from January 1, 2019 through June 30, 2019. During this period from January 1, 2019 through June 30, 2019, treatment of the 2019 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, YTD 2019 net income per share reflects the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through September 30, 2019, but does not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. YTD 2019 FFO per share treats the 2019 Convertible Notes as if converted on January 1, 2019, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issued upon conversion of the 2019 Convertible Notes, for the full period from January 1, 2019 through September 30, 2019.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during each period. As such, YTD 2019 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through September 30, 2019, but do not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. For the period from January 1, 2019 through June 30, 2019, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Net Income (Loss)
Net income in the third quarter of 2019 was $0.06 per share, compared to net income of $0.00 per share in the third quarter of 2018. Total revenues and total property operating and maintenance expenses in the third quarter of 2019 were $443 million and $175 million, respectively, compared to $434 million and $170 million, respectively, in the third quarter of 2018.

Net income in YTD 2019 was $0.18 per share, compared to a net loss of $0.06 per share in YTD 2018. Total revenues and total property operating and maintenance expenses in YTD 2019 were $1,320 million and $502 million, respectively, compared to $1,290 million and $496 million, respectively, in YTD 2018.

Core FFO
Year over year, Core FFO in the third quarter of 2019 was flat at $0.29 per share. Core FFO in the third quarter includes the negative timing impact of $3.5 million of accelerated cost within Other, net. This is expected to be offset by corresponding favorable timing impacts in the fourth quarter of 2019 and the first quarter of 2020.

Year over year, Core FFO in YTD 2019 increased 6.3% to $0.93 per share, primarily due to an increase in NOI and lower cash interest expense.

AFFO
Year over year, AFFO in the third quarter of 2019 increased 3.1% to $0.23 per share.

Year over year, AFFO in YTD 2019 increased 8.2% to $0.75 per share, primarily driven by the increase in Core FFO described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	72,001

	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Core revenue growth (year-over-year)	4.4%		4.5%
Core operating expense growth (year-over-year)	4.3%		1.6%
NOI growth (year-over-year)	4.5%		6.1%

Average occupancy	95.9%	95.5%	96.3%	95.8%
Turnover rate	9.0%	9.4%	23.7%	26.6%

Rental rate growth (lease-over-lease):
Renewals	4.7%	4.8%	5.1%	4.8%
New leases	4.3%	3.4%	4.4%	3.6%
Blended	4.6%	4.3%	4.9%	4.4%

Same Store NOI
For the Same Store portfolio of 72,001 homes, third quarter 2019 Same Store NOI increased 4.5% year over year on Same Store Core revenue growth of 4.4% and Same Store Core operating expense growth of 4.3%.

YTD 2019 Same Store NOI increased 6.1% year over year on Same Store Core revenue growth of 4.5% and Same Store Core operating expense growth of 1.6%.

Same Store Core Revenues
Third quarter 2019 Same Store Core revenue growth of 4.4% year over year was driven primarily by a 4.0% increase in average monthly rent and a 40 basis point increase in average occupancy to 95.9%.

YTD 2019 Same Store Core revenue growth of 4.5% year over year was driven primarily by a 4.1% increase in average monthly rent and a 50 basis point increase in average occupancy to 96.3%.

Same Store Core Operating Expenses
Third quarter 2019 Same Store Core operating expenses increased 4.3% year over year. Same Store controllable expenses, net of resident recoveries, decreased 0.4% year over year. Offsetting the improvement in controllable expenses was an 8.0% increase in fixed expenses, net of resident recoveries, driven primarily by a 6.0% increase in property taxes.

YTD 2019 Same Store Core operating expenses increased 1.6% year over year. Same Store controllable expenses, net of resident recoveries, decreased 5.8% year over year, driven most significantly by lower personnel and turnover costs. Controllable costs also benefited from a favorable first quarter comparison resulting from higher-than-normal repairs and maintenance work order volume in the first quarter of 2018. The favorable factors impacting controllable expense growth were partially offset by a negative impact from last year's realignment of utility bill-back timing that resulted in higher than normal resident recoveries in the first quarter of 2018. Fixed expenses, net of resident recoveries, increased 6.9% year over year, driven primarily by a 5.9% increase in property taxes.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 4

Investment Management Activity
In the third quarter of 2019, Invitation Homes acquired 578 homes for $183 million, including estimated renovation costs, and sold 668 homes for gross proceeds of $168 million, resulting in a total portfolio home count of 80,232 homes as of September 30, 2019.

In YTD 2019, the Company acquired 1,526 homes for $456 million, including estimated renovation costs, and sold 2,101 homes for gross proceeds of $527 million.

Balance Sheet and Capital Markets Activity
As of September 30, 2019, the Company had $1,082 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness as of September 30, 2019 was $8,717 million, consisting of $6,872 million of secured debt and $1,845 million of unsecured debt.

As previously announced, in July 2019, the Company voluntarily prepaid $50 million of secured borrowings under IH 2017-2, which carried an interest rate of LIBOR + 231 basis points.

As previously announced, in July 2019, the Company completed settling conversions of its 2019 Convertible Notes with common shares. Conversion of the $230 million of 2019 Convertible Notes resulted in issuance of 12.6 million common shares.

In August 2019, the Company announced that it had entered into agreements ("ATM Equity Program") to sell, from time to time, up to $800 million of common stock in aggregate through at-the-market offerings. In September 2019, the Company issued 671,020 shares of common stock under its ATM Equity Program, at an average price of $28.02 per share, for gross proceeds of $19 million. Proceeds were used primarily to acquire homes. $781 million of capacity remained under the ATM Equity Program as of September 30, 2019.

After the impact of capital markets activity in the third quarter of 2019, net debt / annualized Adjusted EBITDAre declined to 8.5x at September 30, 2019, down from 9.0x at the end of 2018.

Full Year 2019 Guidance Update

FY 2019 Guidance

	Current	Previous
	FY 2019	FY 2019
	Guidance	Guidance
Core FFO per share – diluted (1)	$1.24 - $1.28	$1.23 - $1.29
AFFO per share – diluted (1)	$1.02 - $1.06	$1.01 - $1.07

Same Store Core revenue growth	4.25% - 4.5%	4.0% - 4.5%
Same Store Core operating expense growth	2.25% - 2.75%	2.0% - 3.0%
Same Store NOI growth	5.2% - 5.6%	5.0% - 5.5%

(1)
For the purposes of reporting 2019 Core FFO and AFFO per share, the Company treats the 2019 Convertible Notes in the form in which they are outstanding during each period. Guidance treats the 2019 Convertible Notes as an interest-bearing liability in the first and second quarters of 2019, and as common shares in the third and fourth quarters of 2019.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 5

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Wednesday, October 30, 2019 to discuss results for the third quarter of 2019. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 3199988. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through November 30, 2019 and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10135802, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family rental homes, offering residents high-quality homes across America. With over 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission statement, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Kristi DesJarlais

Phone: 972.421.3587

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook,"

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 6

"believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets:
Investments in single-family residential properties, net	$16,218,701	$16,686,060
Cash and cash equivalents	81,531	144,940
Restricted cash	244,882	215,051
Goodwill	258,207	258,207
Other assets, net	856,697	759,170
Total assets	$17,660,018	$18,063,428

Liabilities:
Mortgage loans, net	$6,428,874	$7,201,654
Secured term loan, net	400,924	—
Term loan facility, net	1,493,025	1,490,860
Revolving facility	—	—
Convertible senior notes, net	333,070	557,301
Accounts payable and accrued expenses	278,272	169,603
Resident security deposits	149,023	148,995
Other liabilities	400,319	125,829
Total liabilities	9,483,507	9,694,242

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 538,356,606 and 520,647,977 outstanding as of September 30, 2019 and December 31, 2018, respectively	5,384	5,206
Additional paid-in capital	8,938,487	8,629,462
Accumulated deficit	(505,887)	(392,594)
Accumulated other comprehensive loss	(340,724)	(12,963)
Total stockholders' equity	8,097,260	8,229,111
Non-controlling interests	79,251	140,075
Total equity	8,176,511	8,369,186
Total liabilities and equity	$17,660,018	$18,063,428

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Rental revenues and other property income	$443,326	$434,251	$1,320,408	$1,290,346

Expenses:
Property operating and maintenance	175,491	170,021	502,411	496,211
Property management expense	15,872	16,692	47,053	48,204
General and administrative	16,405	21,152	58,899	73,424
Interest expense	89,067	97,564	278,756	287,089
Depreciation and amortization	133,315	139,371	399,955	430,321
Impairment and other	4,740	3,252	11,803	13,476
Total expenses	434,890	448,052	1,298,877	1,348,725

Other, net	4,735	3,330	8,470	6,697
Gain on sale of property, net of tax	20,812	11,512	64,556	20,955

Net income (loss)	33,983	1,041	94,557	(30,727)
Net (income) loss attributable to non-controlling interests	(276)	(21)	(1,086)	532

Net income (loss) attributable to common stockholders	33,707	1,020	93,471	(30,195)
Net income available to participating securities	(91)	(196)	(306)	(627)

Net income (loss) available to common stockholders — basic and diluted	$33,616	$824	$93,165	$(30,822)

Weighted average common shares outstanding — basic	537,771,245	520,620,519	528,209,033	520,267,029
Weighted average common shares outstanding — diluted	538,644,888	521,761,076	529,160,353	520,267,029

Net income (loss) per common share — basic	$0.06	$—	$0.18	$(0.06)
Net income (loss) per common share — diluted	$0.06	$—	$0.18	$(0.06)

Dividends declared per common share	$0.13	$0.11	$0.39	$0.33

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Net income (loss) available to common stockholders	$33,616	$824	$93,165	$(30,822)
Net income available to participating securities	91	196	306	627
Non-controlling interests	276	21	1,086	(532)
Depreciation and amortization on real estate assets	132,266	132,168	396,568	420,223
Impairment on depreciated real estate investments	3,960	1,296	11,289	3,570
Net gain on sale of previously depreciated investments in real estate	(20,812)	(11,512)	(64,556)	(20,955)
FFO	$149,397	$122,993	$437,858	$372,111

Core FFO Reconciliation	Q3 2019	Q3 2018	YTD 2019	YTD 2018
FFO	$149,397	$122,993	$437,858	$372,111
Noncash interest expense	10,385	13,401	37,422	33,439
Share-based compensation expense	4,625	6,068	13,847	23,582
Offering related expenses	129	—	2,148	—
Merger and transaction-related expenses	—	9,406	4,347	18,009
Severance expense	881	1,952	8,225	6,292
Unrealized gains on investment in equity securities	(6,480)	—	(6,480)	—
Casualty losses, net	780	1,956	514	9,906
Core FFO	$159,717	$155,776	$497,881	$463,339

AFFO Reconciliation	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Core FFO	$159,717	$155,776	$497,881	$463,339
Recurring capital expenditures	(36,653)	(39,399)	(93,563)	(93,640)
Adjusted FFO	$123,064	$116,377	$404,318	$369,699

Net income (loss) available to common stockholders
Weighted average common shares outstanding — diluted (1)	538,644,888	521,761,076	529,160,353	520,267,029

Net income (loss) per common share — diluted (1)	$0.06	$—	$0.18	$(0.06)

FFO
FFO for per share calculation(1)	$149,397	$122,993	$443,444	$372,111
Weighted average common shares and OP Units outstanding — diluted (1)	544,481,679	530,797,654	544,506,626	530,581,319

FFO per share — diluted (1)	$0.27	$0.23	$0.81	$0.70

Core FFO and Adjusted FFO
Weighted average shares and units outstanding — diluted (2)	544,481,679	530,797,654	536,183,368	530,581,319

Core FFO per share — diluted (2)	$0.29	$0.29	$0.93	$0.87
AFFO per share — diluted (2)	$0.23	$0.22	$0.75	$0.70

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 10

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. In YTD 2019, the 2019 Convertible Notes were outstanding from January 1, 2019 through June 30, 2019. During this period from January 1, 2019 through June 30, 2019, treatment of the 2019 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, YTD 2019 net income per share reflects the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through September 30, 2019, but does not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. YTD 2019 FFO per share treats the 2019 Convertible Notes as if converted on January 1, 2019, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issued upon conversion of the 2019 Convertible Notes, for the full period from January 1, 2019 through September 30, 2019.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during each period. As such, YTD 2019 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through September 30, 2019, but do not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. For the period from January 1, 2019 through June 30, 2019, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Common shares — basic	537,771,245	520,620,519	528,209,033	520,267,029
Shares potentially issuable from vesting/conversion of equity-based awards	873,643	1,140,557	951,320	—
Total common shares — diluted	538,644,888	521,761,076	529,160,353	520,267,029

Weighted average amounts for FFO (1)	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Common shares — basic	537,771,245	520,620,519	528,209,033	520,267,029
OP units — basic	5,463,285	9,036,578	6,526,571	9,143,401
Shares potentially issuable from vesting/conversion of equity-based awards	1,247,149	1,140,557	1,447,764	1,170,889
Shares issuable from 2019 Convertible Notes	—	—	8,323,258	—
Total common shares and units — diluted	544,481,679	530,797,654	544,506,626	530,581,319

Weighted average amounts for Core and AFFO (2)	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Common shares — basic	537,771,245	520,620,519	528,209,033	520,267,029
OP units — basic	5,463,285	9,036,578	6,526,571	9,143,401
Shares potentially issuable from vesting/conversion of equity-based awards	1,247,149	1,140,557	1,447,764	1,170,889
Total common shares and units — diluted	544,481,679	530,797,654	536,183,368	530,581,319

	September 30,
Period end amounts for Core FFO, and AFFO	2019
Common shares	538,356,606
OP units	5,463,285
Shares potentially issuable from vesting/conversion of equity-based awards	1,128,805
Total common shares and units — diluted	544,948,696

(1)
In accordance with GAAP and Nareit guidelines, net income (loss) per share and FFO per share are calculated as if the 2019 Convertible Notes were converted to common shares at the beginning of the relevant period, unless such treatment is anti-dilutive to net income (loss) per share or FFO per share. In YTD 2019, the 2019 Convertible Notes were outstanding from January 1, 2019 through June 30, 2019. During this period from January 1, 2019 through June 30, 2019, treatment of the 2019 Convertible Notes as if converted would be anti-dilutive to net income per share and dilutive to FFO per share. As such, YTD 2019 net income per share reflects the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through September 30, 2019, but does not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. YTD 2019 FFO per share treats the 2019 Convertible Notes as if converted on January 1, 2019, thereby adjusting FFO in the numerator to remove the interest expense associated with the 2019 Convertible Notes and adjusting shares outstanding in the denominator to include shares issued upon conversion of the 2019 Convertible Notes, for the full period from January 1, 2019 through September 30, 2019.

(2)
Core FFO and AFFO per share reflect the 2019 Convertible Notes in the form in which they were outstanding during each period. As such, YTD 2019 Core FFO and AFFO per share reflect the conversion of the 2019 Convertible Notes for the period from July 1, 2019 through September 30, 2019, but do not treat the 2019 Convertible Notes as if converted for the period from January 1, 2019 through June 30, 2019. For the period from January 1, 2019 through June 30, 2019, cash interest expense associated with the 2019 Convertible Notes has been included in Core FFO and AFFO in the numerators, and shares issued upon conversion of the 2019 Convertible Notes have not been included as shares outstanding in the denominators.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — September 30, 2019
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (1)	to Maturity (2)
Secured:
Fixed (3)	$1,401,853		16.1%	4.0%	8.8
Floating — swapped to fixed	5,020,000		57.5%	3.4%	5.3
Floating	449,665		5.2%	3.4%	6.0
Total secured	6,871,518		78.8%	3.5%	6.1

Unsecured:
Fixed (Convertible)	345,000		4.0%	3.5%	2.3
Floating — swapped to fixed	1,500,000		17.2%	3.7%	2.4
Floating	—		—%	—%	—
Total unsecured	1,845,000		21.2%	3.6%	2.3

Total Debt:
Fixed + floating swapped to fixed (3)	8,266,853		94.8%	3.5%	5.3
Floating	449,665		5.2%	3.4%	6.0
Total debt	8,716,518		100.0%	3.5%	5.3
Unamortized discounts on notes payable	(14,659)
Deferred financing costs	(45,966)
Total Debt per Balance Sheet	8,655,893
Retained and repurchased certificates	(329,558)
Cash, ex-security deposits (4)	(176,906)
Deferred financing costs	45,966
Unamortized discounts on notes payable	14,659
Net debt	$8,210,054

Leverage Ratios	Q3 2019
Fixed charge coverage ratio	3.1	x
Net debt / annualized Adjusted EBITDAre	8.5	x

(1)	Includes the impact of interest rate swaps in place and effective as of September 30, 2019.

(2)	Assumes all extension options are exercised.

(3)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

(4)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — September 30, 2019
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2019	$—	$—	$—	$—	—%
2020	—	—	—	—	—%
2021	—	—	—	—	—%
2022	—	1,845,000	—	1,845,000	21.2%
2023	753,940	—	—	753,940	8.6%
2024	680,384	—	—	680,384	7.8%
2025	3,092,430	—	—	3,092,430	35.5%
2026	942,911	—	—	942,911	10.8%
2027	998,389	—	—	998,389	11.5%
Thereafter	403,464	—	—	403,464	4.6%
	6,871,518	1,845,000	—	8,716,518	100.0%
Unamortized discounts on notes payable	(2,729)	(11,930)	—	(14,659)
Deferred financing costs	(38,991)	(6,975)	—	(45,966)
Total per Balance Sheet	$6,829,798	$1,826,095	$—	$8,655,893

(1)	Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of September 30, 2019
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Rate Swaps	Debt	Impact (2)
4Q19	$8,716,517	5.2%	74.8%	20.0%	94.8%	1.4%	2.0%	3.9%	3.5%
2020	8,716,517	1.0%	79.0%	20.0%	99.0%	1.4%	2.3%	3.9%	3.8%
2021	8,716,517	5.6%	74.4%	20.0%	94.4%	1.4%	2.5%	3.9%	3.9%
2022	7,037,750	15.3%	64.6%	20.1%	84.7%	1.4%	2.9%	4.0%	4.1%
2023	6,136,168	5.1%	72.1%	22.8%	94.9%	1.3%	3.0%	4.0%	4.2%
2024	6,076,680	5.3%	71.6%	23.1%	94.7%	1.3%	3.0%	4.0%	4.2%
2025	3,602,726	18.4%	42.7%	38.9%	81.6%	1.4%	3.0%	4.0%	4.1%
2026	1,425,103	1.6%	—%	98.4%	98.4%	1.4%	N/A	4.0%	4.0%
2027	841,114	—%	—%	100.0%	100.0%	N/A	N/A	3.9%	3.9%
Thereafter(3)	403,464	—%	—%	100.0%	100.0%	N/A	N/A	3.6%	3.6%

(1)	In each period, represents September 30, 2019 debt that remains outstanding assuming all debt is held until final maturity with all extension options exercised.

(2)	Assumes September 30, 2019 LIBOR rate of 2.02% for all future periods.

(3)
For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of September 30, 2019, as well as the rate for 30-day LIBOR as of September 30, 2019. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q3 2019
Total portfolio	80,232
Same Store portfolio	72,001
Same Store % of Total	89.7%

Core Revenues	Q3 2019	Q3 2018	Change YoY	YTD 2019	YTD 2018	Change YoY
Total portfolio	$423,992	$419,138	1.2%	$1,266,362	$1,247,705	1.5%
Same Store portfolio	389,300	372,788	4.4%	1,158,629	1,108,620	4.5%

Core Operating expenses	Q3 2019	Q3 2018	Change YoY	YTD 2019	YTD 2018	Change YoY
Total portfolio	$156,157	$154,908	0.8%	$448,365	$453,570	(1.1)%
Same Store portfolio	141,552	135,656	4.3%	401,267	394,800	1.6%

Net Operating Income	Q3 2019	Q3 2018	Change YoY	YTD 2019	YTD 2018	Change YoY
Total portfolio	$267,835	$264,230	1.4%	$817,997	$794,135	3.0%
Same Store portfolio	247,748	237,132	4.5%	757,362	713,820	6.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q3 2019	Q3 2018	YoY	Q2 2019	Seq	YTD 2019	YTD 2018	YoY
Revenues:
Rental revenues	$375,703	$359,488	4.5%	$374,264	0.4%	$1,119,871	$1,069,615	4.7%
Other property income (1)(2)	31,299	26,663	17.4%	29,718	5.3%	87,900	76,857	14.4%
Total revenues	407,002	386,151	5.4%	403,982	0.7%	1,207,771	1,146,472	5.3%
Less: Resident recoveries (1)(2)	(17,702)	(13,363)	32.5%	(16,573)	6.8%	(49,142)	(37,852)	29.8%
Core revenues	389,300	372,788	4.4%	387,409	0.5%	1,158,629	1,108,620	4.5%

Fixed Expenses:
Property taxes	66,624	62,849	6.0%	66,913	(0.4)%	199,163	188,017	5.9%
Insurance expenses	7,905	7,381	7.1%	7,876	0.4%	23,267	21,656	7.4%
HOA expenses	8,508	6,714	26.7%	6,841	24.4%	23,765	20,650	15.1%

Controllable Expenses:
Repairs and maintenance	25,364	23,130	9.7%	20,143	25.9%	62,475	62,774	(0.5)%
Personnel	14,418	16,335	(11.7)%	15,855	(9.1)%	46,387	50,792	(8.7)%
Turnover	13,656	14,093	(3.1)%	11,885	14.9%	33,795	38,105	(11.3)%
Utilities (1)	17,717	13,322	33.0%	14,975	18.3%	46,907	34,495	36.0%
Leasing and marketing (3)	2,621	2,689	(2.5)%	2,465	6.3%	7,631	8,439	(9.6)%
Property administrative	2,441	2,506	(2.6)%	2,267	7.7%	7,019	7,724	(9.1)%
Property operating and maintenance expenses	159,254	149,019	6.9%	149,220	6.7%	450,409	432,652	4.1%
Less: Resident recoveries (1)(2)	(17,702)	(13,363)	32.5%	(16,573)	6.8%	(49,142)	(37,852)	29.8%
Core operating expenses	141,552	135,656	4.3%	132,647	6.7%	401,267	394,800	1.6%

Net Operating Income	$247,748	$237,132	4.5%	$254,762	(2.8)%	$757,362	$713,820	6.1%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)
In addition to the transition in utility billing policy, other property income and resident recoveries in YTD 2018 were higher as a result of a one-time item related to the timing by which resident utility recoveries are accrued. The timing of resident utility bill-backs from the two merged companies was aligned in Q1 2018 by adopting a best practice that matches reimbursements with the period in which the corresponding expenses are booked. This resulted in a one-time increase in resident recoveries in Q1 2018.

(3)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,360, $2,313, $2,208, $6,853, and $7,492 for Q3 2019, Q3 2018, Q2 2019, YTD 2019, and YTD 2018, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018

Average occupancy	95.9%	96.5%	96.5%	96.0%	95.5%
Turnover rate	9.0%	8.4%	6.3%	5.9%	9.4%
Trailing four quarters turnover rate	29.6%	30.0%	31.1%	32.5%	N/A
Average monthly rent	$1,825	$1,804	$1,784	$1,770	$1,754
Rental rate growth (lease-over-lease):
Renewals	4.7%	5.4%	5.2%	4.8%	4.8%
New leases	4.3%	5.2%	3.6%	2.0%	3.4%
Blended	4.6%	5.3%	4.7%	3.7%	4.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended September 30, 2019 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,116	94.5%	$2,436	$1.44	13.4%
Northern California	4,422	94.6%	2,112	1.37	6.5%
Seattle	3,477	93.4%	2,216	1.16	5.3%
Phoenix	7,650	94.5%	1,376	0.85	7.4%
Las Vegas	2,963	94.4%	1,616	0.81	3.4%
Denver	2,291	89.6%	2,009	1.12	3.1%
Western US Subtotal	28,919	94.0%	1,962	1.14	39.1%

Florida:
South Florida	8,669	93.1%	2,196	1.18	12.8%
Tampa	8,172	94.0%	1,676	0.90	9.5%
Orlando	5,997	93.9%	1,667	0.90	6.8%
Jacksonville	1,869	95.5%	1,681	0.85	2.2%
Florida Subtotal	24,707	93.8%	1,856	0.99	31.3%

Southeast United States:
Atlanta	12,474	94.4%	1,515	0.74	12.9%
Carolinas	4,686	94.7%	1,591	0.74	5.1%
Nashville	797	95.8%	1,879	0.88	1.1%
Southeast US Subtotal	17,957	94.5%	1,552	0.74	19.1%

Texas:
Houston	2,266	91.7%	1,564	0.80	2.4%
Dallas	2,270	92.1%	1,795	0.85	2.7%
Texas Subtotal	4,536	91.9%	1,678	0.83	5.1%

Midwest United States:
Chicago	2,962	91.0%	1,988	1.22	3.9%
Minneapolis	1,151	96.3%	1,892	0.96	1.5%
Midwest US Subtotal	4,113	92.4%	1,961	1.14	5.4%

Total / Average	80,232	93.8%	$1,821	$0.98	100.0%
Same Store Total / Average	72,001	95.9%	$1,825	$0.98	91.8%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q3 2019	# Homes	Q3 2019	Q3 2018	Change	Q3 2019	Q3 2018	Change	Q3 2019	Q3 2018	Change
Western United States:
Southern California	7,700	$2,440	$2,304	5.9%	95.5%	96.0%	(0.5)%	$54,666	$51,995	5.1%
Northern California	3,807	2,101	1,968	6.8%	96.6%	96.9%	(0.3)%	23,753	22,316	6.4%
Seattle	3,018	2,215	2,096	5.7%	96.1%	95.7%	0.4%	19,766	18,725	5.6%
Phoenix	6,736	1,366	1,284	6.4%	96.8%	96.4%	0.4%	28,034	26,372	6.3%
Las Vegas	2,478	1,619	1,536	5.4%	96.8%	96.3%	0.5%	12,075	11,420	5.7%
Denver	1,859	1,998	1,911	4.6%	94.9%	94.6%	0.3%	11,023	10,442	5.6%
Western US Subtotal	25,598	1,967	1,857	5.9%	96.1%	96.1%	—%	149,317	141,270	5.7%

Florida:
South Florida	7,921	2,214	2,164	2.3%	95.0%	95.1%	(0.1)%	51,118	50,076	2.1%
Tampa	7,737	1,678	1,628	3.1%	95.5%	94.8%	0.7%	38,671	37,190	4.0%
Orlando	5,461	1,654	1,580	4.7%	96.0%	96.4%	(0.4)%	27,099	25,963	4.4%
Jacksonville	1,840	1,683	1,630	3.3%	96.1%	95.1%	1.0%	9,302	8,961	3.8%
Florida Subtotal	22,959	1,857	1,801	3.1%	95.5%	95.3%	0.2%	126,190	122,190	3.3%

Southeast United States:
Atlanta	11,267	1,516	1,462	3.7%	95.8%	95.4%	0.4%	50,583	48,601	4.1%
Carolinas	4,035	1,578	1,543	2.3%	96.3%	94.4%	1.9%	19,056	18,208	4.7%
Nashville	576	1,930	1,895	1.8%	96.0%	95.6%	0.4%	3,343	3,263	2.5%
Southeast US Subtotal	15,878	1,547	1,498	3.3%	96.0%	95.2%	0.8%	72,982	70,072	4.2%

Texas:
Houston	1,830	1,564	1,541	1.5%	95.3%	93.4%	1.9%	8,449	8,147	3.7%
Dallas	1,904	1,804	1,753	2.9%	95.1%	94.0%	1.1%	10,123	9,642	5.0%
Texas Subtotal	3,734	1,686	1,650	2.2%	95.2%	93.7%	1.5%	18,572	17,789	4.4%

Midwest United States:
Chicago	2,693	2,001	1,975	1.3%	97.3%	95.2%	2.1%	15,795	15,256	3.5%
Minneapolis	1,139	1,891	1,828	3.4%	97.2%	96.5%	0.7%	6,444	6,211	3.8%
Midwest US Subtotal	3,832	1,968	1,931	1.9%	97.2%	95.6%	1.6%	22,239	21,467	3.6%

Same Store Total / Average	72,001	$1,825	$1,754	4.0%	95.9%	95.5%	0.4%	$389,300	$372,788	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q3 2019	# Homes	Q3 2019	Q2 2019	Change	Q3 2019	Q2 2019	Change	Q3 2019	Q2 2019	Change
Western United States:
Southern California	7,700	$2,440	$2,403	1.5%	95.5%	96.5%	(1.0)%	$54,666	$54,225	0.8%
Northern California	3,807	2,101	2,060	2.0%	96.6%	97.6%	(1.0)%	23,753	23,505	1.1%
Seattle	3,018	2,215	2,175	1.8%	96.1%	96.9%	(0.8)%	19,766	19,595	0.9%
Phoenix	6,736	1,366	1,343	1.7%	96.8%	97.3%	(0.5)%	28,034	27,888	0.5%
Las Vegas	2,478	1,619	1,595	1.5%	96.8%	97.8%	(1.0)%	12,075	12,090	(0.1)%
Denver	1,859	1,998	1,961	1.9%	94.9%	96.7%	(1.8)%	11,023	10,983	0.4%
Western US Subtotal	25,598	1,967	1,934	1.7%	96.1%	97.1%	(1.0)%	149,317	148,286	0.7%

Florida:
South Florida	7,921	2,214	2,205	0.4%	95.0%	95.5%	(0.5)%	51,118	51,203	(0.2)%
Tampa	7,737	1,678	1,665	0.8%	95.5%	96.3%	(0.8)%	38,671	38,611	0.2%
Orlando	5,461	1,654	1,632	1.3%	96.0%	96.6%	(0.6)%	27,099	26,824	1.0%
Jacksonville	1,840	1,683	1,663	1.2%	96.1%	96.1%	—%	9,302	9,210	1.0%
Florida Subtotal	22,959	1,857	1,842	0.8%	95.5%	96.1%	(0.6)%	126,190	125,848	0.3%

Southeast United States:
Atlanta	11,267	1,516	1,497	1.3%	95.8%	96.1%	(0.3)%	50,583	50,185	0.8%
Carolinas	4,035	1,578	1,564	0.9%	96.3%	96.3%	—%	19,056	18,894	0.9%
Nashville	576	1,930	1,911	1.0%	96.0%	95.2%	0.8%	3,343	3,294	1.5%
Southeast US Subtotal	15,878	1,547	1,529	1.2%	96.0%	96.1%	(0.1)%	72,982	72,373	0.8%

Texas:
Houston	1,830	1,564	1,553	0.7%	95.3%	97.4%	(2.1)%	8,449	8,555	(1.2)%
Dallas	1,904	1,804	1,786	1.0%	95.1%	95.5%	(0.4)%	10,123	10,048	0.7%
Texas Subtotal	3,734	1,686	1,671	0.9%	95.2%	96.4%	(1.2)%	18,572	18,603	(0.2)%

Midwest United States:
Chicago	2,693	2,001	1,989	0.6%	97.3%	98.0%	(0.7)%	15,795	15,889	(0.6)%
Minneapolis	1,139	1,891	1,875	0.9%	97.2%	97.2%	—%	6,444	6,410	0.5%
Midwest US Subtotal	3,832	1,968	1,955	0.7%	97.2%	97.8%	(0.6)%	22,239	22,299	(0.3)%

Same Store Total / Average	72,001	$1,825	$1,804	1.2%	95.9%	96.5%	(0.6)%	$389,300	$387,409	0.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Year-To-Date
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, YTD 2019	# Homes	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change
Western United States:
Southern California	7,700	$2,401	$2,273	5.6%	96.3%	96.3%	—%	$162,389	$153,928	5.5%
Northern California	3,807	2,062	1,934	6.6%	97.2%	97.0%	0.2%	70,282	65,739	6.9%
Seattle	3,018	2,177	2,063	5.5%	96.7%	96.3%	0.4%	58,654	55,604	5.5%
Phoenix	6,736	1,343	1,265	6.2%	97.1%	96.9%	0.2%	83,114	78,617	5.7%
Las Vegas	2,478	1,595	1,515	5.3%	97.2%	96.5%	0.7%	35,868	33,894	5.8%
Denver	1,859	1,968	1,888	4.2%	96.0%	94.8%	1.2%	32,824	31,075	5.6%
Western US Subtotal	25,598	1,935	1,830	5.7%	96.8%	96.5%	0.3%	443,131	418,857	5.8%

Florida:
South Florida	7,921	2,202	2,146	2.6%	95.4%	95.0%	0.4%	153,139	148,822	2.9%
Tampa	7,737	1,664	1,615	3.0%	95.9%	94.9%	1.0%	115,354	110,813	4.1%
Orlando	5,461	1,634	1,557	4.9%	96.4%	96.6%	(0.2)%	80,517	76,908	4.7%
Jacksonville	1,840	1,665	1,610	3.4%	96.0%	95.8%	0.2%	27,588	26,695	3.3%
Florida Subtotal	22,959	1,842	1,783	3.3%	95.9%	95.4%	0.5%	376,598	363,238	3.7%

Southeast United States:
Atlanta	11,267	1,500	1,444	3.9%	96.1%	95.8%	0.3%	150,314	144,780	3.8%
Carolinas	4,035	1,565	1,527	2.5%	96.4%	94.8%	1.6%	56,641	54,366	4.2%
Nashville	576	1,908	1,889	1.0%	95.8%	93.2%	2.6%	9,886	9,532	3.7%
Southeast US Subtotal	15,878	1,531	1,481	3.4%	96.1%	95.4%	0.7%	216,841	208,678	3.9%

Texas:
Houston	1,830	1,556	1,538	1.2%	96.3%	94.6%	1.7%	25,466	24,551	3.7%
Dallas	1,904	1,788	1,740	2.8%	95.6%	94.4%	1.2%	30,194	28,837	4.7%
Texas Subtotal	3,734	1,674	1,641	2.0%	95.9%	94.5%	1.4%	55,660	53,388	4.3%

Midwest United States:
Chicago	2,693	1,990	1,965	1.3%	97.3%	95.6%	1.7%	47,245	45,903	2.9%
Minneapolis	1,139	1,875	1,808	3.7%	97.0%	96.8%	0.2%	19,154	18,556	3.2%
Midwest US Subtotal	3,832	1,956	1,918	2.0%	97.2%	96.0%	1.2%	66,399	64,459	3.0%

Same Store Total / Average	72,001	$1,804	$1,733	4.1%	96.3%	95.8%	0.5%	$1,158,629	$1,108,620	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q3 2019	Q3 2019	Q3 2018	Change	Q3 2019	Q3 2018	Change	Q3 2019	Q3 2018	Change	Q3 2019	Q3 2018
Western United States:
Southern California	$54,666	$51,995	5.1%	$18,191	$18,205	(0.1)%	$36,475	$33,790	7.9%	66.7%	65.0%
Northern California	23,753	22,316	6.4%	8,128	7,209	12.7%	15,625	15,107	3.4%	65.8%	67.7%
Seattle	19,766	18,725	5.6%	5,440	5,738	(5.2)%	14,326	12,987	10.3%	72.5%	69.4%
Phoenix	28,034	26,372	6.3%	7,700	7,924	(2.8)%	20,334	18,448	10.2%	72.5%	70.0%
Las Vegas	12,075	11,420	5.7%	3,177	3,175	0.1%	8,898	8,245	7.9%	73.7%	72.2%
Denver	11,023	10,442	5.6%	2,690	2,180	23.4%	8,333	8,262	0.9%	75.6%	79.1%
Western US Subtotal	149,317	141,270	5.7%	45,326	44,431	2.0%	103,991	96,839	7.4%	69.6%	68.5%

Florida:
South Florida	51,118	50,076	2.1%	22,961	21,478	6.9%	28,157	28,598	(1.5)%	55.1%	57.1%
Tampa	38,671	37,190	4.0%	16,841	15,755	6.9%	21,830	21,435	1.8%	56.5%	57.6%
Orlando	27,099	25,963	4.4%	10,439	10,146	2.9%	16,660	15,817	5.3%	61.5%	60.9%
Jacksonville	9,302	8,961	3.8%	3,413	3,618	(5.7)%	5,889	5,343	10.2%	63.3%	59.6%
Florida Subtotal	126,190	122,190	3.3%	53,654	50,997	5.2%	72,536	71,193	1.9%	57.5%	58.3%

Southeast United States:
Atlanta	50,583	48,601	4.1%	17,676	17,113	3.3%	32,907	31,488	4.5%	65.1%	64.8%
Carolinas	19,056	18,208	4.7%	6,065	5,532	9.6%	12,991	12,676	2.5%	68.2%	69.6%
Nashville	3,343	3,263	2.5%	833	755	10.3%	2,510	2,508	0.1%	75.1%	76.9%
Southeast US Subtotal	72,982	70,072	4.2%	24,574	23,400	5.0%	48,408	46,672	3.7%	66.3%	66.6%

Texas:
Houston	8,449	8,147	3.7%	4,190	3,855	8.7%	4,259	4,292	(0.8)%	50.4%	52.7%
Dallas	10,123	9,642	5.0%	4,580	4,306	6.4%	5,543	5,336	3.9%	54.8%	55.3%
Texas Subtotal	18,572	17,789	4.4%	8,770	8,161	7.5%	9,802	9,628	1.8%	52.8%	54.1%

Midwest United States:
Chicago	15,795	15,256	3.5%	6,984	6,582	6.1%	8,811	8,674	1.6%	55.8%	56.9%
Minneapolis	6,444	6,211	3.8%	2,244	2,085	7.6%	4,200	4,126	1.8%	65.2%	66.4%
Midwest US Subtotal	22,239	21,467	3.6%	9,228	8,667	6.5%	13,011	12,800	1.6%	58.5%	59.6%

Same Store Total / Average	$389,300	$372,788	4.4%	$141,552	$135,656	4.3%	$247,748	$237,132	4.5%	63.6%	63.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q3 2019	Q3 2019	Q2 2019	Change	Q3 2019	Q2 2019	Change	Q3 2019	Q2 2019	Change	Q3 2019	Q2 2019
Western United States:
Southern California	$54,666	$54,225	0.8%	$18,191	$16,971	7.2%	$36,475	$37,254	(2.1)%	66.7%	68.7%
Northern California	23,753	23,505	1.1%	8,128	8,225	(1.2)%	15,625	15,280	2.3%	65.8%	65.0%
Seattle	19,766	19,595	0.9%	5,440	5,088	6.9%	14,326	14,507	(1.2)%	72.5%	74.0%
Phoenix	28,034	27,888	0.5%	7,700	6,875	12.0%	20,334	21,013	(3.2)%	72.5%	75.3%
Las Vegas	12,075	12,090	(0.1)%	3,177	2,749	15.6%	8,898	9,341	(4.7)%	73.7%	77.3%
Denver	11,023	10,983	0.4%	2,690	2,176	23.6%	8,333	8,807	(5.4)%	75.6%	80.2%
Western US Subtotal	149,317	148,286	0.7%	45,326	42,084	7.7%	103,991	106,202	(2.1)%	69.6%	71.6%

Florida:
South Florida	51,118	51,203	(0.2)%	22,961	21,661	6.0%	28,157	29,542	(4.7)%	55.1%	57.7%
Tampa	38,671	38,611	0.2%	16,841	15,654	7.6%	21,830	22,957	(4.9)%	56.5%	59.5%
Orlando	27,099	26,824	1.0%	10,439	10,046	3.9%	16,660	16,778	(0.7)%	61.5%	62.5%
Jacksonville	9,302	9,210	1.0%	3,413	3,475	(1.8)%	5,889	5,735	2.7%	63.3%	62.3%
Florida Subtotal	126,190	125,848	0.3%	53,654	50,836	5.5%	72,536	75,012	(3.3)%	57.5%	59.6%

Southeast United States:
Atlanta	50,583	50,185	0.8%	17,676	16,596	6.5%	32,907	33,589	(2.0)%	65.1%	66.9%
Carolinas	19,056	18,894	0.9%	6,065	5,467	10.9%	12,991	13,427	(3.2)%	68.2%	71.1%
Nashville	3,343	3,294	1.5%	833	803	3.7%	2,510	2,491	0.8%	75.1%	75.6%
Southeast US Subtotal	72,982	72,373	0.8%	24,574	22,866	7.5%	48,408	49,507	(2.2)%	66.3%	68.4%

Texas:
Houston	8,449	8,555	(1.2)%	4,190	3,715	12.8%	4,259	4,840	(12.0)%	50.4%	56.6%
Dallas	10,123	10,048	0.7%	4,580	4,164	10.0%	5,543	5,884	(5.8)%	54.8%	58.6%
Texas Subtotal	18,572	18,603	(0.2)%	8,770	7,879	11.3%	9,802	10,724	(8.6)%	52.8%	57.6%

Midwest United States:
Chicago	15,795	15,889	(0.6)%	6,984	6,942	0.6%	8,811	8,947	(1.5)%	55.8%	56.3%
Minneapolis	6,444	6,410	0.5%	2,244	2,040	10.0%	4,200	4,370	(3.9)%	65.2%	68.2%
Midwest US Subtotal	22,239	22,299	(0.3)%	9,228	8,982	2.7%	13,011	13,317	(2.3)%	58.5%	59.7%

Same Store Total / Average	$389,300	$387,409	0.5%	$141,552	$132,647	6.7%	$247,748	$254,762	(2.8)%	63.6%	65.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Year-To-Date
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2019	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018	Change	YTD 2019	YTD 2018
Western United States:
Southern California	$162,389	$153,928	5.5%	$52,110	$51,695	0.8%	$110,279	$102,233	7.9%	67.9%	66.4%
Northern California	70,282	65,739	6.9%	23,028	20,387	13.0%	47,254	45,352	4.2%	67.2%	69.0%
Seattle	58,654	55,604	5.5%	15,723	16,314	(3.6)%	42,931	39,290	9.3%	73.2%	70.7%
Phoenix	83,114	78,617	5.7%	21,629	22,138	(2.3)%	61,485	56,479	8.9%	74.0%	71.8%
Las Vegas	35,868	33,894	5.8%	8,828	8,913	(1.0)%	27,040	24,981	8.2%	75.4%	73.7%
Denver	32,824	31,075	5.6%	7,233	5,719	26.5%	25,591	25,356	0.9%	78.0%	81.6%
Western US Subtotal	443,131	418,857	5.8%	128,551	125,166	2.7%	314,580	293,691	7.1%	71.0%	70.1%

Florida:
South Florida	153,139	148,822	2.9%	65,566	65,056	0.8%	87,573	83,766	4.5%	57.2%	56.3%
Tampa	115,354	110,813	4.1%	46,941	46,556	0.8%	68,413	64,257	6.5%	59.3%	58.0%
Orlando	80,517	76,908	4.7%	29,789	29,440	1.2%	50,728	47,468	6.9%	63.0%	61.7%
Jacksonville	27,588	26,695	3.3%	10,200	10,621	(4.0)%	17,388	16,074	8.2%	63.0%	60.2%
Florida Subtotal	376,598	363,238	3.7%	152,496	151,673	0.5%	224,102	211,565	5.9%	59.5%	58.2%

Southeast United States:
Atlanta	150,314	144,780	3.8%	49,957	49,085	1.8%	100,357	95,695	4.9%	66.8%	66.1%
Carolinas	56,641	54,366	4.2%	16,823	16,071	4.7%	39,818	38,295	4.0%	70.3%	70.4%
Nashville	9,886	9,532	3.7%	2,242	2,407	(6.9)%	7,644	7,125	7.3%	77.3%	74.7%
Southeast US Subtotal	216,841	208,678	3.9%	69,022	67,563	2.2%	147,819	141,115	4.8%	68.2%	67.6%

Texas:
Houston	25,466	24,551	3.7%	11,652	11,491	1.4%	13,814	13,060	5.8%	54.2%	53.2%
Dallas	30,194	28,837	4.7%	12,731	12,636	0.8%	17,463	16,201	7.8%	57.8%	56.2%
Texas Subtotal	55,660	53,388	4.3%	24,383	24,127	1.1%	31,277	29,261	6.9%	56.2%	54.8%

Midwest United States:
Chicago	47,245	45,903	2.9%	20,552	20,339	1.0%	26,693	25,564	4.4%	56.5%	55.7%
Minneapolis	19,154	18,556	3.2%	6,263	5,932	5.6%	12,891	12,624	2.1%	67.3%	68.0%
Midwest US Subtotal	66,399	64,459	3.0%	26,815	26,271	2.1%	39,584	38,188	3.7%	59.6%	59.2%

Same Store Total / Average	$1,158,629	$1,108,620	4.5%	$401,267	$394,800	1.6%	$757,362	$713,820	6.1%	65.4%	64.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q3 2019			YTD 2019
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	6.2%	5.6%	6.0%	6.9%	6.5%	6.8%
Northern California	7.3%	8.6%	7.6%	7.7%	9.2%	8.1%
Seattle	7.6%	7.8%	7.7%	7.5%	7.9%	7.7%
Phoenix	6.1%	10.7%	7.6%	6.4%	10.5%	7.8%
Las Vegas	5.9%	8.0%	6.5%	6.0%	7.8%	6.5%
Denver	5.8%	4.3%	5.3%	5.5%	4.8%	5.3%
Western US Subtotal	6.5%	7.4%	6.8%	6.8%	7.8%	7.1%

Florida:
South Florida	3.2%	(0.9)%	1.8%	4.0%	(0.6)%	2.6%
Tampa	3.7%	2.2%	3.1%	4.1%	2.4%	3.5%
Orlando	3.8%	5.9%	4.6%	4.7%	6.1%	5.2%
Jacksonville	3.5%	4.8%	4.1%	3.7%	4.3%	4.0%
Florida Subtotal	3.5%	2.1%	3.0%	4.2%	2.3%	3.5%

Southeast United States:
Atlanta	4.4%	4.0%	4.2%	4.7%	4.4%	4.6%
Carolinas	3.0%	3.1%	3.1%	3.2%	1.9%	2.8%
Nashville	3.2%	0.1%	2.0%	3.8%	0.2%	2.4%
Southeast US Subtotal	3.9%	3.5%	3.8%	4.2%	3.5%	4.0%

Texas:
Houston	3.2%	1.2%	2.6%	3.2%	0.3%	2.5%
Dallas	3.8%	2.7%	3.4%	4.2%	2.7%	3.7%
Texas Subtotal	3.5%	2.1%	3.0%	3.7%	1.8%	3.2%

Midwest United States:
Chicago	3.2%	0.1%	2.5%	2.8%	(0.6)%	2.0%
Minneapolis	4.3%	4.5%	4.4%	4.1%	3.7%	4.0%
Midwest US Subtotal	3.5%	1.8%	3.0%	3.1%	1.0%	2.6%

Same Store Total / Average	4.7%	4.3%	4.6%	5.1%	4.4%	4.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Recurring operating expenses (gross):
R&M OpEx	$25,364	$20,143	$16,968	$17,231	$23,130
Turn OpEx	13,656	11,885	8,254	9,837	14,093
Total recurring operating expense (gross)	39,020	32,028	25,222	27,068	37,223
R&M + Turn recoveries	(3,299)	(4,001)	(2,997)	(2,789)	(3,421)
Total recurring operating expenses (net)	$35,721	$28,027	$22,225	$24,279	$33,802

Recurring capital expenditures:
R&M CapEx	$24,873	$20,903	$17,420	$17,983	$26,238
Turn CapEx	9,512	7,545	5,217	5,871	7,591
Total recurring capital expenditures	$34,385	$28,448	$22,637	$23,854	$33,829

Cost to maintain (gross):
R&M OpEx + CapEx	$50,237	$41,046	$34,388	$35,214	$49,368
Turn OpEx + CapEx	23,168	19,430	13,471	15,708	21,684
Total cost to maintain (gross)	73,405	60,476	47,859	50,922	71,052
R&M + Turn recoveries	(3,299)	(4,001)	(2,997)	(2,789)	(3,421)
Total cost to maintain (net)	$70,106	$56,475	$44,862	$48,133	$67,631

Per Home ($)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Total cost to maintain (gross)	$1,020	$840	$665	$707	$987
R&M + Turn recoveries	(46)	(56)	(42)	(39)	(48)
Total cost to maintain (net)	$974	$784	$623	$668	$939

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Recurring CapEx	$36,653	$31,799	$25,111	$29,093	$39,399
Value Enhancing CapEx	12,256	8,519	3,104	5,294	5,296
Initial Renovation CapEx	15,804	9,932	7,816	11,238	9,721
Disposition CapEx (1)	2,165	5,062	1,994	—	—
Total Capital Expenditures	$66,878	$55,312	$38,025	$45,625	$54,416

(1)
Commencing in 2019, capital expenditures related to the preparation of homes for disposition are reported separately as Disposition CapEx, rather than included in Recurring CapEx. For periods prior to Q1 2019, Disposition CapEx was included in Recurring CapEx. The amount of Disposition CapEx included in Recurring CapEx for the full year 2018 was less than $3,600.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Property management expense (GAAP)	$15,872	$16,692	$47,053	$48,204
Adjustments:
Share-based compensation expense (1)	(807)	(1,167)	(2,314)	(4,353)
Adjusted property management expense	$15,065	$15,525	$44,739	$43,851

Adjusted G&A Expense	Q3 2019	Q3 2018	YTD 2019	YTD 2018
G&A expense (GAAP)	$16,405	$21,152	$58,899	$73,424
Adjustments:
Share-based compensation expense (2)	(3,818)	(4,901)	(11,533)	(19,229)
Merger and transaction-related expenses	—	(3,339)	(4,347)	(11,942)
Severance expense	(881)	(1,952)	(8,225)	(6,292)
Adjusted G&A expense	$11,706	$10,960	$34,794	$35,961

(1)	For Q3 2018, YTD 2019, and YTD 2018, includes $348, $136, and $1,440, respectively, related to IPO and pre-IPO grants.

(2)
For Q3 2019, includes $78 related to merger grants. For Q3 2018, includes $699 related to IPO and pre-IPO grants and $980 related to merger grants. For YTD 2019, includes $360 related to IPO and pre-IPO grants and $2,227 related to merger grants. For YTD 2018, includes $4,289 related to IPO and pre-IPO grants and $2,495 related to merger grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8

Acquisitions and Dispositions — Q3 2019
(unaudited)

	6/30/2019	Q3 2019 Acquisitions (1)		Q3 2019 Dispositions (2)		9/30/2019
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,163	2	$587,768	49	$405,949	8,116
Northern California	4,449	3	401,757	30	292,070	4,422
Seattle	3,412	86	412,170	21	362,719	3,477
Phoenix	7,592	109	301,344	51	196,290	7,650
Las Vegas	2,963	16	341,507	16	322,187	2,963
Denver	2,240	73	410,197	22	298,182	2,291
Western US Subtotal	28,819	289	367,067	189	306,860	28,919

Florida:
South Florida	8,789	—	—	120	251,887	8,669
Tampa	8,211	23	283,953	62	182,328	8,172
Orlando	5,943	83	294,747	29	222,982	5,997
Jacksonville	1,877	—	—	8	214,838	1,869
Florida Subtotal	24,820	106	292,405	219	227,014	24,707

Southeast United States:
Atlanta	12,430	75	248,231	31	217,919	12,474
Carolinas	4,693	30	261,076	37	232,239	4,686
Nashville	797	—	—	—	—	797
Southeast US Subtotal	17,920	105	251,901	68	225,613	17,957

Texas:
Houston	2,313	—	—	47	178,917	2,266
Dallas	2,202	78	253,660	10	220,040	2,270
Texas Subtotal	4,515	78	253,660	57	186,132	4,536

Midwest United States:
Chicago	3,095	—	—	133	247,998	2,962
Minneapolis	1,153	—	—	2	451,089	1,151
Midwest US Subtotal	4,248	—	—	135	251,007	4,113

Total / Average	80,322	578	$317,149	668	$250,861	80,232

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.4%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.

(2)	Cap rates on dispositions during the quarter averaged 1.4%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 29

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend (gross or net of resident reimbursements, as indicated in tables presented), not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs operating as real estate companies which report an EBITDA performance measure also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain/loss on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; acquisition costs; and interest income and other miscellaneous income and expenses. EBITDA, EBITDAre and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 30

The GAAP measure most directly comparable to EBITDA, EBITDAre and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies. See Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 31

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized and seasoned (whether under Invitation Homes ownership or Starwood Waypoint Homes ownership), excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, and homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 32

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Total revenues (total portfolio)	$443,326	$441,582	$435,500	$432,616	$434,251
Non-Same Store revenues	(36,324)	(37,600)	(38,713)	(41,971)	(48,100)
Same Store revenues	407,002	403,982	396,787	390,645	386,151
Same Store resident recoveries	(17,702)	(16,573)	(14,867)	(13,235)	(13,363)
Same Store Core revenues	$389,300	$387,409	$381,920	$377,410	$372,788

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2019	YTD 2018
Total revenues (total portfolio)	$1,320,408	$1,290,346
Non-Same Store revenues	(112,637)	(143,874)
Same Store revenues	1,207,771	1,146,472
Same Store resident recoveries	(49,142)	(37,852)
Same Store Core revenues	$1,158,629	$1,108,620

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 33

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Property operating and maintenance expenses (total portfolio)	$175,491	$166,574	$160,346	$159,200	$170,021
Non-Same Store operating expenses	(16,237)	(17,354)	(18,411)	(17,595)	(21,002)
Same Store operating expenses	159,254	149,220	141,935	141,605	149,019
Same Store resident recoveries	(17,702)	(16,573)	(14,867)	(13,235)	(13,363)
Same Store Core operating expenses	$141,552	$132,647	$127,068	$128,370	$135,656

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2019	YTD 2018
Property operating and maintenance expenses (total portfolio)	$502,411	$496,211
Non-Same Store operating expenses	(52,002)	(63,559)
Same Store operating expenses	450,409	432,652
Same Store resident recoveries	(49,142)	(37,852)
Same Store Core operating expenses	$401,267	$394,800

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 34

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Net income (loss) available to common stockholders	$33,616	$38,833	$20,716	$25,078	$824
Net income available to participating securities	91	109	106	190	196
Non-controlling interests	276	463	347	446	21
Interest expense	89,067	95,706	93,983	96,506	97,564
Depreciation and amortization	133,315	133,031	133,609	130,220	139,371
Property management expense	15,872	16,021	15,160	17,281	16,692
General and administrative	16,405	15,956	26,538	25,340	21,152
Impairment and other	4,740	1,671	5,392	7,343	3,252
Gain on sale of property, net of tax	(20,812)	(26,172)	(17,572)	(28,727)	(11,512)
Other, net	(4,735)	(610)	(3,125)	(261)	(3,330)
NOI (total portfolio)	267,835	275,008	275,154	273,416	264,230
Non-Same Store NOI	(20,087)	(20,246)	(20,302)	(24,376)	(27,098)
Same Store NOI	$247,748	$254,762	$254,852	$249,040	$237,132

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2019	YTD 2018
Net income (loss) available to common stockholders	$93,165	$(30,822)
Net income available to participating securities	306	627
Non-controlling interests	1,086	(532)
Interest expense	278,756	287,089
Depreciation and amortization	399,955	430,321
Property management expense	47,053	48,204
General and administrative	58,899	73,424
Impairment and other	11,803	13,476
Gain on sale of property, net of tax	(64,556)	(20,955)
Other, net	(8,470)	(6,697)
NOI (total portfolio)	817,997	794,135
Non-Same Store NOI	(60,635)	(80,315)
Same Store NOI	$757,362	$713,820

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands) (unaudited)

	Q3 2019	Q3 2018	% Change	YTD 2019	YTD 2018	% Change
Net income (loss) available to common stockholders	$33,616	$824		$93,165	$(30,822)
Net income available to participating securities	91	196		306	627
Non-controlling interests	276	21		1,086	(532)
Interest expense	89,067	97,564		278,756	287,089
Depreciation and amortization	133,315	139,371		399,955	430,321
EBITDA	256,365	237,976		773,268	686,683
Gain on sale of property, net of tax	(20,812)	(11,512)		(64,556)	(20,955)
Impairment on depreciated real estate investments	3,960	1,296		11,289	3,570
EBITDAre	239,513	227,760		720,001	669,298
Share-based compensation expense	4,625	6,068		13,847	23,582
Merger and transaction-related expenses	—	3,339		4,347	11,942
Severance	881	1,952		8,225	6,292
Casualty losses, net	780	1,956		514	9,906
Other, net	(4,735)	(3,330)		(8,470)	(6,697)
Adjusted EBITDAre	$241,064	$237,745	1.4%	$738,464	$714,323	3.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

As of
September 30, 2019
Mortgage loans, net	$6,428,874
Secured term loan, net	400,924
Term loan facility, net	1,493,025
Revolving facility	—
Convertible senior notes, net	333,070
Total Debt per Balance Sheet	8,655,893
Retained and repurchased certificates	(329,558)
Cash, ex-security deposits (1)	(176,906)
Deferred financing costs	45,966
Unamortized discounts on note payable	14,659
Net Debt (A)	$8,210,054

For the Three
Months Ended
September 30, 2019
Adjusted EBITDAre (C)	$241,064

Annualized Adjusted EBITDAre (D = C x 4)	$964,256

Net Debt / Annualized Adjusted EBITDAre (A / D)	8.5	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	September 30, 2019
Interest expense	$89,067
Noncash interest expense	(10,385)
Fixed charges (A)	$78,682

Adjusted EBITDAre (B)	$241,064

Fixed charge coverage ratio (B / A)	3.1	x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 37

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q3 2019	Q3 2018	YTD 2019	YTD 2018
Amortization of discounts on notes payable	$1,317	$2,308	$6,026	$6,816
Amortization of deferred financing costs	9,229	8,148	29,386	17,826
Change in fair value of interest rate derivatives	64	10	98	355
Amortization of swap fair value at designation	(225)	2,935	1,912	8,442
Total non-cash interest expense	$10,385	$13,401	$37,422	$33,439

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q3 2019 Earnings Release and Supplemental Information — page 38